Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Forms S-3D Registration Statement Nos. 333-40211 and 333-130721) and in the Registration Statements (Forms S-8 Registration Statements Nos. 333-60089, 333-128278, and 333-109018) of Your Community Bankshares, Inc., of our report dated March 15, 2016 relating to the financial statements and effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K.

/s/ Crowe Horwath LLP.

Louisville, Kentucky
March 15, 2016